Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2013 Results
and Increases Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves payment of a quarterly dividend of $0.14 per common share to be paid on September 25, 2013 to shareholders of record on September 5, 2013

•                  The third quarter 2013 dividend represents an increase of 7.7% from the second quarter 2013 dividend of $0.13 per share that was paid on June 18, 2013

•                  Service revenue for Q2 2013 of $85.8 million — an increase of 1.5% from $84.6 million for Q1 2013 and an increase of 1.8% from Q1 2013 on a constant currency basis — an increase of 10.3% from $77.8 million for Q2 2012 and an increase of 10.0% from Q2 2012 on a constant currency basis

•                  Foreign exchange negatively impacted revenue growth from Q1 2013 to Q2 2013 by $0.3 million and positively impacted revenue growth from Q2 2012 to Q2 2013 by $0.2 million

•                  Traffic increased by 11% from Q1 2013 to Q2 2013 and increased by 93% from Q2 2012

•                  Gross profit margin increased by 80 basis points to 56.9% for Q2 2013 from 56.1% for Q1 2013 and increased by 190 basis points from 55.0% for Q2 2012

•                  EBITDA, as adjusted, for Q2 2013 of $29.6 million - an increase of 4.7% from $28.3 million for Q1 2013 and an increase of 17.0% from $25.3 million for Q2 2012

•                  EBITDA, as adjusted margin increased by 100 basis points to 34.5% for Q2 2013 from 33.5% for Q1 2013 and increased by 190 basis points from 32.6% for Q2 2012

•                  Net cash provided by operating activities was $22.7 million for Q2 2013 - an increase of 51.7% from $15.0 million for Q1 2013 and an increase of 16.6% from $19.5 million for Q2 2012

•                  Cash increased by $2.4 million for Q2 2013

•                  37,057 customer connections were on the Cogent network at the end of Q2 2013 - an increase of 3.0% from 35,968 customer connections at the end of Q1 2013 and an increase of 15.6% from 32,066 customer connections at the end of Q2 2012

•                  Cogent board approves an additional return of capital program for its shareholders

[WASHINGTON, D.C. August 8, 2013] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced  service revenue of $85.8 million for the three months ended June 30, 2013, an increase of 1.5% from $84.6 million for the three months ended March 31, 2013 and an increase of 10.3% from $77.8 million for the three months ended June 30, 2012.  The impact of foreign exchange negatively impacted service revenue growth from Q1 2013 to Q2 2013 by $0.3 million and positively impacted service revenue growth from Q2 2012 to Q2 2013 by $0.2 million.  On a constant currency basis, service revenue grew by 1.8% from Q1 2013 to Q2 2013 and increased by 10.0% from Q2 2012 to Q2 2013.

On-net revenue was $62.7 million for the three months ended June 30, 2013, an increase of 1.6% over $61.7 million for the three months ended March 31, 2013 and an increase of 9.4% over $57.3 million for the three months ended June 30, 2012. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $22.6 million for the three months ended June 30, 2013, an increase of 1.3% over $22.3 million for the three months ended March 31, 2013 and an increase of 13.8% over $19.9 million for the three months ended June 30, 2012. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.5 million for the three months ended June 30, 2013, $0.6 million for the three months ended March 31, 2013 and $0.6 million for the three months ended June 30, 2012.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense and amounts shown separately, was $48.9 million for the three months ended June 30, 2013, an increase of 3.1% from $47.4 million for the three months ended March 31, 2013 and an increase of 14.1% from $42.8 million for the three months ended June 30, 2012. Gross profit margin, excluding equity-based compensation expense and amounts shown separately, was 56.9% for the three months ended June 30, 2013, 56.1% for the three months ended March 31, 2013, and 55.0% for the three months ended June 30, 2012.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 4.7% to $29.6 million for the three months ended June 30, 2013 from $28.3 million for the three months ended March 31, 2013 and increased 17.0% from $25.3 million for the three months ended June 30, 2012.  EBITDA, as adjusted, margin was 34.5% for the three months ended

June 30, 2013, 33.5% for the three months ended March 31, 2013, and 32.6% for the three months ended June 30, 2012.

Basic and diluted net income (loss) per share was $0.03 for the three months ended June 30, 2013, $0.01 for the three months ended March 31, 2013 and $(0.04) for the three months ended June 30, 2012.

Total customer connections increased 3.0% to 37,057 as of June 30, 2013 from 35,968 as of March 31, 2013 and increased 15.6% from 32,066 as of June 30, 2012.  On-net customer connections increased 3.1% to 31,876 as of June 30, 2013 from 30,914 as of March 31, 2013 and increased 16.0% from 27,471 as of June 30, 2012.  Off-net customer connections increased 3.0% to 4,728 as of June 30, 2013 from 4,591 as of March 31, 2013 and increased 15.3% from 4,100 as of June 30, 2012.  Non-core customer connections were 453 as of June 30, 2013, 463 as of March 31, 2013 and 495 as of June 30, 2012.

The number of on-net buildings increased by 31 on-net buildings to 1,921 on-net buildings as of June 30, 2013 from 1,890 on-net buildings as of March 31, 2013, and increased by 122 on-net buildings from 1,799 on-net buildings as of June 30, 2012.

Quarterly Dividend Payment and Additional Return of Capital Program Approved

On August 7, 2013, Cogent’s board approved a payment of a dividend of $0.14 per common share payable on September 25, 2013 to shareholders of record on September 5, 2013.

Cogent’s board of directors has approved an additional return of capital program for the Company’s shareholders.  Beginning in the third quarter of 2013, Cogent plans on returning an additional $10.0 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total $10.0 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.5 to 1.0.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 8, 2013 to discuss Cogent’s operating results for the second quarter of 2013 and to discuss Cogent’s expectations for full year 2013.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) — unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

On-Net revenue	$56,750	$57,321	$58,138	$60,380	$61,678	$62,693
% Change from previous Qtr.	-4.7%	1.0%	1.4%	3.9%	2.1%	1.6%
Off-Net revenue	$19,501	$19,868	$20,912	$21,646	$22,309	$22,604
% Change from previous Qtr.	3.0%	1.9%	5.3%	3.5%	3.1%	1.3%

Non-Core revenue (1)	$637	$628	$606	$586	$566	$506
% Change from previous Qtr.	1.1%	-1.4%	-3.5%	-3.3%	-3.4%	-10.6%
Service revenue — total	$76,888	$77,817	$79,656	$82,612	$84,553	$85,803
% Change from previous Qtr.	-2.8%	1.2%	2.4%	3.7%	2.3%	1.5%
Network operations expenses (2)	$34,255	$34,994	$36,375	$37,489	$37,154	$36,950
% Change from previous Qtr.	2.6%	2.2%	3.9%	3.1%	-0.9%	-0.5%
Gross profit (2)	$42,633	$42,823	$43,281	$45,123	$47,399	$48,853
% Change from previous Qtr.	-6.7%	0.4%	1.1%	4.3%	5.0%	3.1%
Gross profit margin (2)	55.4%	55.0%	54.3%	54.6%	56.1%	56.9%
Selling, general and administrative expenses (3)	$20,188	$17,496	$17,109	$17,299	$19,106	$19,215
% Change from previous Qtr.	12.9%	-13.3%	-2.2%	1.1%	10.4%	0.6%
Depreciation and amortization expense	$15,239	$15,503	$15,610	$16,124	$15,874	$15,900
% Change from previous Qtr.	0.1%	1.7%	0.7%	3.3%	-1.6%	0.2%
Equity-based compensation expense	$1,238	$2,023	$2,530	$2,531	$2,514	$2,137
% Change from previous Qtr.	-26.7%	63.4%	25.1%	0.0%	-0.7%	-15.0%
Operating income	$5,968	$7,801	$8,032	$9,169	$9,905	$11,601
% Change from previous Qtr.	-45.2%	30.7%	3.0%	14.2%	8.0%	17.1%
EBITDA, as adjusted (4)	$22,557	$25,338	$26,171	$28,548	$28,295	$29,638
% Change from previous Qtr.	-19.0%	12.3%	3.3%	9.1%	-0.9%	4.7%
EBITDA, as adjusted margin (4)	29.3%	32.6%	32.9%	34.6%	33.5%	34.5%
Net (loss) income	$(2,090)	$(1,791)	$(94)	$(276)	$361	$1,607
% Change from previous Qtr.	-138.5%	14.3%	-94.8%	193.6%	230.8%	345.2%
Basic and diluted net (loss) income per common share	$(0.05)	$(0.04)	$(0.00)	$(0.01)	$0.01	$0.03
% Change from previous Qtr.	-141.7%	20.0%	-100.0%	-100.0%	200.0%	200.0%
Weighted average common shares — basic	45,241,418	45,313,804	45,377,732	45,492,847	45,537,607	46,040,692
% Change from previous Qtr.	0.4%	0.2%	0.1%	0.3%	0.1%	1.1%
Weighted average common shares — diluted	45,241,418	45,313,804	45,377,732	45,492,847	46,435,677	46,769,184
% Change from previous Qtr.	-0.7%	0.2%	0.1%	0.3%	2.1%	0.7%

Net cash provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962	$22,703
% Change from previous Qtr.	-53.5%	53.5%	-20.5%	108.5%	-53.7%	51.7%
Capital expenditures	$12,289	$10,575	$11,187	$10,286	$16,316	$12,455
% Change from previous Qtr.	17.9%	-13.9%	5.8%	-8.1%	58.6%	-23.7%
Customer Connections — end of period
On-Net	26,246	27,471	28,839	29,875	30,914	31,876
% Change from previous Qtr.	2.9%	4.7%	5.0%	3.6%	3.5%	3.1%
Off-Net	3,962	4,100	4,258	4,465	4,591	4,728
% Change from previous Qtr.	1.2%	3.5%	3.9%	4.9%	2.8%	3.0%
Non-Core (1)	549	495	485	471	463	453
% Change from previous Qtr.	-2.8%	-9.8%	-2.0%	-2.9%	-1.7%	-2.2%
Total	30,757	32,066	33,582	34,811	35,968	37,057
% Change from previous Qtr.	2.5%	4.3%	4.7%	3.7%	3.3%	3.0%
Other — end of period
Buildings On-Net	1,769	1,799	1,832	1,867	1,890	1,921
Employees	612	613	621	611	619	633

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Excludes equity-based compensation expense of $83, $118, $166, $162, $155 and $126 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013, respectively.

(3)         Excludes equity-based compensation expense of $1,155, $1,905, $2,364, $2,369, $2,359 and $2,011 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013, respectively.

(4)         See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $112, $11, $(1), $724 and $2 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, equity-based compensation expense and depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Net cash flows provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962	$22,703
Changes in operating assets and liabilities	3,053	(2,252)	3,965	(13,089)	5,365	(1,446)
Cash interest expense and income tax expense	6,706	8,108	6,718	8,616	7,966	8,381
Gains (losses) on asset related transactions	112	11	(1)	724	2	—
EBITDA, as adjusted	$22,557	$25,338	$26,171	$28,548	$28,295	$29,638

Impact of foreign currencies (“constant currency” impact) on sequential quarterly service revenue

($ in 000’s) — unaudited	Q2 2013
Service revenue, as reported — Q2 2013	$85,803
Impact of foreign currencies on service revenue	287
Service revenue - Q2 2013, as adjusted (1)	$86,090
Service revenue, as reported — Q1 2013	$84,553
Constant currency increase from Q1 2013 to Q2 2013 - (Service revenue, as adjusted for Q2 2013 less service revenue, as reported for Q1 2013)	$1,537
Percent increase (Constant currency increase from Q1 2013 to Q2 2013 divided by service revenue, as reported for Q1 2013)	1.8%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended June 30, 2013 at the average foreign currency exchange rates for the three months ended March 31, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on quarterly service revenue

($ in 000’s) — unaudited	Q2 2013
Service revenue, as reported — Q2 2013	$85,803
Impact of foreign currencies on service revenue	(228)
Service revenue - Q2 2013, as adjusted (2)	$85,575
Service revenue, as reported — Q2 2012	$77,817
Constant currency increase from Q2 2012 to Q2 2013 - (Service revenue, as adjusted for Q2 2013 less service revenue, as reported for Q2 2012)	$7,758
Percent increase (Constant currency increase from Q2 2012 to Q2 2013 divided by service revenue, as reported for Q2 2012)	10.0%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended June 30, 2013 at the average foreign currency exchange rates for the three months ended June 30, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$237,335	$247,285
Accounts receivable, net of allowance for doubtful accounts of $1,879 and $3,083, respectively	27,179	23,990
Prepaid expenses and other current assets	14,428	9,978
Total current assets	278,942	281,253
Property and equipment, net	328,702	311,175
Deposits and other assets - $440 and $442 restricted, respectively	13,728	14,103
Total assets	$621,372	$606,531

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,979	$14,734
Accrued liabilities	27,552	26,519
Convertible senior notes - current portion, net of discount of $6,365	85,613	—
Current maturities, capital lease obligations	7,014	10,487
Total current liabilities	136,158	51,740
Senior secured notes	175,000	175,000
Capital lease obligations, net of current maturities	144,848	127,461
Convertible senior notes, net of discount of $9,494	—	82,484
Other long term liabilities	10,828	10,067
Total liabilities	466,834	446,752
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,243,982 and 47,116,644 shares issued and outstanding, respectively	47	47
Additional paid-in capital	503,241	497,349
Accumulated other comprehensive income — foreign currency translation	(800)	667
Accumulated deficit	(347,950)	(338,284)
Total stockholders’ equity	154,538	159,779
Total liabilities and stockholders’ equity	$621,372	$606,531

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2013 AND JUNE 30, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
	(Unaudited)	(Unaudited)
Service revenue	$85,803	$77,817
Operating expenses:
Network operations (including $126 and $118 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	37,076	35,112
Selling, general, and administrative (including $2,011 and $1,905 of equity-based compensation expense, respectively)	21,226	19,401
Depreciation and amortization	15,900	15,503
Total operating expenses	74,202	70,016
Operating income	11,601	7,801
Interest income and other, net	589	148
Interest expense	(10,216)	(8,988)
Income (loss) before income taxes	1,974	(1,039)
Income tax benefit (provision)	(367)	(752)
Net income (loss)	$1,607	$(1,791)

Comprehensive income (loss):
Net income (loss)	$1,607	$(1,791)
Foreign currency translation adjustment	326	(3,068)
Comprehensive income (loss)	$1,933	$(4,859)

Net loss per common share:
Basic and diluted net income (loss) per common share	$0.03	$(0.04)

Dividends declared per common share	$0.13	$—

Weighted-average common shares - basic	46,040,692	45,313,804

Weighted-average common shares - diluted	46,769,184	45,313,804

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND JUNE 30, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
	(Unaudited)	(Unaudited)
Service revenue	$170,357	$154,704
Operating expenses:
Network operations (including $281 and $201 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	74,385	69,449
Selling, general, and administrative (including $4,370 and $3,061 of equity-based compensation expense, respectively)	42,691	40,743
Depreciation and amortization	31,774	30,743
Total operating expenses	148,850	140,935
Operating income	21,507	13,769
Interest income and other, net	1,245	524
Interest expense	(20,084)	(17,982)
Income (loss) before income taxes	2,668	(3,689)
Income tax benefit (provision)	(700)	(192)
Net income (loss)	$1,968	$(3,881)

Comprehensive income (loss):
Net income (loss)	$1,968	$(3,881)
Foreign currency translation adjustment	(1,467)	(1,445)
Comprehensive income (loss)	$501	$(5,326)

Net loss per common share:
Basic and diluted net income (loss) per common share	$0.04	$(0.09)

Dividends declared per common share	$0.25	$—

Weighted-average common shares - basic	46,028,855	45,325,427

Weighted-average common shares - diluted	46,842,136	45,325,427

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2013 AND JUNE 30, 2012

(IN THOUSANDS)

	Three months Ended June 30, 2013	Three months Ended June 30, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,607	$(1,791)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,900	15,503
Amortization of debt discount—convertible notes	1,613	1,495
Equity-based compensation expense (net of amounts capitalized)	2,137	2,024
(Gains) losses - dispositions of assets and other, net	(12)	154
Changes in assets and liabilities:
Accounts receivable	(234)	(1,349)
Prepaid expenses and other current assets	(1,969)	378
Accounts payable, accrued liabilities and other long-term liabilities	3,333	2,453
Deferred income taxes	145	453
Deposits and other assets	183	151
Net cash provided by operating activities	22,703	19,471
Cash flows from investing activities:
Purchases of property and equipment	(12,455)	(10,575)
Proceeds from dispositions of assets	—	10
Net cash used in investing activities	(12,455)	(10,565)
Cash flows from financing activities:
Dividends paid	(6,145)	—
Purchases of common stock	—	(1,265)
Proceeds from exercises of stock options	522	64
Principal payments of capital lease obligations	(2,081)	(1,707)
Net cash used in financing activities	(7,704)	(2,908)
Effect of exchange rates changes on cash	(169)	(1,065)
Net increase in cash and cash equivalents	2,375	4,933
Cash and cash equivalents, beginning of period	234,960	232,294
Cash and cash equivalents, end of period	$237,335	$237,227

Supplemental disclosure of non-cash financing activities:
Capital lease obligations incurred	$2,382	$3,424

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND JUNE 30, 2012

(IN THOUSANDS)

	Six months Ended June 30, 2013	Six months Ended June 30, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,968	$(3,881)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,774	30,743
Amortization of debt discount—convertible notes	3,193	2,959
Equity-based compensation expense (net of amounts capitalized)	4,651	3,262
Losses (Gains) - dispositions of assets and other, net	123	(32)
Changes in assets and liabilities:
Accounts receivable	(3,409)	(923)
Prepaid expenses and other current assets	(4,693)	(911)
Accounts payable, accrued liabilities and other long-term liabilities	3,647	1,244
Deferred income taxes	204	443
Deposits and other assets	207	(747)
Net cash provided by operating activities	37,665	32,157
Cash flows from investing activities:
Purchases of property and equipment	(28,771)	(22,864)
Proceeds from dispositions of assets	2	121
Net cash used in investing activities	(28,769)	(22,743)
Cash flows from financing activities:
Dividends paid	(11,634)	—
Purchases of common stock	—	(1,265)
Proceeds from exercises of stock options	737	158
Principal payments of capital lease obligations	(7,045)	(8,763)
Net cash used in financing activities	(17,942)	(9,870)
Effect of exchange rates changes on cash	(904)	(524)
Net decrease in cash and cash equivalents	(9,950)	(980)
Cash and cash equivalents, beginning of period	247,285	238,207
Cash and cash equivalents, end of period	$237,335	$237,227

Supplemental disclosure of non-cash financing activities:
Capital lease obligations incurred	$21,224	$5,735

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S.

Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarter ended June 30, 2013 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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